                        VAN ECK SECURITIES CORPORATION
                             122 East 42nd Street
                   (212) 687-5200 - Toll free (800) 221-2220


              SELLING AGENCY AGREEMENT FOR THE SALE OF SHARES OF
                     INTERNATIONAL INVESTORS INCORPORATED
                               AND VAN ECK FUNDS



                                              February 7, 1989



Dear Sirs:

     As national and international distributor of shares for, and as agent of, International Investors Incorporated and each of the series currently or hereafter established under the Van Eck Funds Master Trust Agreement (collectively, the "Funds"), we enclose a copy of the current prospectuses of the Funds and invite you to make available to your customers shares in the Funds (the "Shares") upon the following terms:

     1. In all sales of Shares through us we shall act as the Funds' agent. In all sales of Shares by you to your customers you shall act as agent for your customers and in no transaction shall you have any authority to act or hold yourself out as agent of the Funds or as our agent. That is, you shall act as broker for your customers and your customers' transactions will be executed only upon your authorization, and on all such transactions you shall be acting solely as agent, upon the order and at the request of your customers and such transactions shall be for the account of your customers and not for your own account. You guarantee the legal capacity of your customers and any co-owners transacting in Shares.

     2. The public offering price at which the Shares may be sold is the net asset value thereof, as computed from time to time, plus a selling commission, if any, as described in the prospectus currently in effect with respect to each of the Shares at the time the purchase order is effective. As compensation for each sale of Shares to your customers hereunder, you will be allowed the discount, if any, on such Shares as described in the then current prospectus of the Fund whose Shares are sold. The current public offering prices of the Shares, commissions and discounts are set forth in Exhibit A hereto which exhibit may be amended from time to time by us upon notice to you.

     For shareholder support services you provide to your customers in respect of Shares of the Gold/Resources Fund, U.S. Government Money Fund, World Trends Fund or World Income Fund of Van Eck Funds and each additional series of the Van Eck Funds hereafter established with a Plan of Distribution pursuant to Rule 12b-1 of the Investment Company Act of 1940 (the "Van Eck Funds"), we shall pay you a fee at an annual rate of 0.25% of the net asset value of Shares of each of such Van Eck Funds owned by those customers of your firm whose records, as maintained by Van Eck Funds or its agent, designate your firm as the customer's broker of record. The l2b-1 compensation will be calculated by taking the average daily balance in each shareholder account during the year, for which your firm is designated as the broker of record and multiplying it by the compensation factor of 25 basis points (0.25%). Shareholder support services include but are not limited to furnishing services and assistance to your customers who invest in and own Shares of such Van Eck Funds, answering routine inquiries, assisting in changing distribution options, account designations and addresses. No such fee will be paid to you with respect to Shares of such Van Eck Funds purchased by any of your customers and redeemed or repurchased by Van Eck Funds or by us as agent within (7) seven business days after the date of our confirmation of such purchase. No such fee will be paid to you if the total amount of such fees based upon the value of your customers' Shares of the Van Eck Funds will be less than $50.00. You shall furnish us and Van Eck Funds with such information as shall be reasonably requested by the Trustees of Van Eck Funds with respect to the fees paid to you. The provisions of this Paragraph may be terminated as to any of the Van Eck Funds by the vote of a majority of the Trustees of Van Eck Funds who are non-interested Trustees or by a vote of a majority of the outstanding shares of a Fund on sixty (60) days written notice, without payment of any penalty. These provisions will also be terminated by any act which terminates either the Distribution Agreement between Van Eck Funds and Van Eck Securities Corporation or this Selling Agency Agreement.

     The public offering prices, commissions and discounts may be revised by us at any time, but any change will not affect selling commissions and discounts on sales for which orders have been accepted by us.

     The Initial Offering of Shares of a Fund as defined in the prospectus for the Shares shall be on such terms as described in the then current prospectus of the Fund whose Shares are being sold.

     In addition to the discounts, if any, allowed pursuant to the foregoing provisions of this Section 2, we may from time to time provide additional concessions to brokers and others whose representatives sell, during a specific period, a minimum dollar amount of the Shares of a Fund. Such additional concessions may take the form of merchandise or payment for travel expenses incurred in connection with trips taken by person designated by the broker or other person. If non-cash concessions are provided, each broker or other person earning such a concession may elect to receive a cash amount equivalent to our cost of providing such concessions. Notice of availability of concessions will be given to you by us and if any concessions are earned by you, the value thereof is includable in your income, if you are an NASD member, for NASD assessment purposes.

     3. You agree to purchase Shares through us only for the purpose of covering purchase orders already received by you from your customers or from your own bona fide investment.

     4. In acting as agent for your customers you agree that shares will be sold only at the public offering price then in effect with respect to such Shares and all such sales shall be in accordance with the then current prospectus for such Shares; to transmit promptly upon receipt any and all orders received by you (such orders must be received by us no later than 5:00 pm New York time); not to withhold placing customers' orders with us in order thereby to make a profit for yourself; you will take up and pay for Shares confirmed to you. In acting as agent for your customer in selling Shares to us, you agree not to charge your customer more than a fair commission for handling the transaction. orders received for Shares of a Fund from you on behalf of your customers will be accepted by us for such Fund only at the public offering price applicable to each order, as established in accordance with the provisions of such Fund's then current prospectus. The procedure stated herein relating to the pricing and handling of orders shall be subject to instructions which we may forward from time to time to all brokers and others with which we have entered into an agreement.

     5. If any shares of a Fund confirmed to you under this agreement are repurchased by us as agent of a Fund, or are tendered for redemption, within seven business days after confirmation by us of the original purchase order or the Closing Date, as defined in a prospectus for a Fund, you shall forthwith refund to us for the account of such Fund the full discount allowed to you on the sale. We are obligated to pay to such Fund our share of the selling commission on such Shares and upon receipt by us of your discount to pay the same to such Fund. We shall notify you of such repurchase within ten days after the date on which each certificate or appropriate redemption or repurchase request is delivered to us or to such Fund.

     6. All sales shall be subject to our confirmation. All orders so placed shall be firm orders. All orders are subject to acceptance or rejection by us in our sole discretion, and by the Funds in their sole discretion. Please telephone "wire-orders" to Van Eck Securities Corporation (800) 221-2220, or in New York
(212) -687-5200. "Direct-mail" orders should be sent to ATTN: "NAME OF FUND," DST Systems, Inc., 21 West Tenth Street, Kansas City, MO 64105.

     7. Payment of the public offering price, less your discount, if any, for Shares ordered from us on behalf of your customers during a Continuous offering of Shares of a Fund shall be made by check payable to International Investors Incorporated or Van Eck Funds: "NAME OF FUND" in New York clearing house funds, which check should be sent to ATTN:
"NAME OF FUND," DST Systems, Inc., 21 West Tenth Street, Kansas City, MO 64105, within five business days after our acceptance of your order or such lesser period as then may be permitted by law or regulation. If such payment is not received within said time period, interest at the prime rate in effect at Citibank N.A., may be added to the amount due us and we reserve the right without notice to cancel the sale or at our option to return the Shares to the issuer for redemption or repurchase. In the latter case we shall have the right to hold you responsible for any loss, including loss of profit, resulting to us. Should payment be made by check, delivery of certificates may be delayed pending clearance of your check. Upon receipt of payment in conformity with the above, Shares so ordered will be issued in or transferred into such names as you may designate and forwarded as promptly as possible in accordance with your instructions.

     Payment for Shares purchased during an Initial Offering of Shares of a Fund shall be made on such date and in accordance with such terms as described in the then current prospectus of the Fund whose Shares are sold or as we may advise.

     8. All sales through us shall be subject to the issuance of Shares to us by the Funds. We and the Funds reserve the right to suspend sales without notice, or to withdraw the offering of Shares entirely.

     9. The Funds have authorized us as their agent and subject to their direction to repurchase Shares at the repurchase price currently being quoted by the Funds. This authority is supplementary to the obligation of the Funds to redeem Shares tendered them for redemption as described in the Funds' current prospectuses. No commissions are payable to us or by us in respect of any such repurchase by us as such agent. Please telephone "wire-order" liquidation requests to Van Eck Securities Corporation (800) 221-2220, or in New York (212) 687-5200 (such orders must be received by us no later than 5:00 pm New York time to obtain the redemption price for such day). "Direct-mail" liquidation requests should be sent to ATTN: "NAME OF FUND," DST Systems, Inc., 21 West Tenth Street, Kansas City, MO 64105.

     10. We will notify you of each series, including the applicable discounts and commissions, established hereafter under the Van Eck Funds Master Trust Agreement which series shall thereupon be deemed one of the Funds and supply to you in reasonable quantities additional copies of any current prospectuses and such sales literature for the Funds as may from time to time be issued. You are not authorized to give any information other than that, or to make any representations other than those contained in the then currently effective registration statements or prospectuses or supplemental information thereto or in any sales literature then currently issued or approved by the Funds.

     11. We represent that we are members of the National Association of Securities Dealers, Inc. Your acceptance of this agreement constitutes a representation to us that you are either (i) a properly registered or licensed broker or dealer under federal and state securities laws and regulations and a member of the National Association of Securities Dealers, Inc. and agree to be bound by the rules of such Association or (ii) a bank as defined in Section 3
(a) (6) of the Securities Exchange Act of 1934, as amended, and are duly authorized to enter into the transactions subject to this agreement.

     12. You are not employed or retained for any purpose as broker, agent or employee by us or by the Funds, and you are not authorized in any manner to act for, or to make any representations on behalf of, us or the funds. Nothing herein shall constitute you, other persons signing this agreement or the undersigned as partners; however, you agree to bear your proportionate share, if any, of any claim, demand or liability for transfer taxes asserted against you, such other persons or us based on the theory that you, such other persons and we or any two or more of us, constitute an association, unincorporated business or other entity, and your proportionate share of any expenses defending any such claim, demand or liability.

     13. From time to time or upon application we will inform you as to the states in which the Funds' Shares have been qualified for sale.

     14. Your first order placed with us for the purchase of Shares will represent your acceptance of this agreement.

     15. All communications should be sent to us at the above address. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

     16. This agreement may be terminated by either of us at any time by written notice to the other and shall terminate automatically if, as the case may be, either of us ceases to be a member of the National Association of Securities Dealers, Inc. or if you cease to be a bank as defined above.

     17. This agreement shall be governed by and interpreted in accordance with the laws of the state of New York.


                                           Very Truly Yours,
                                           VAN ECK SECURITIES CORPORATION


Date: ____________________________         By:__________________________________

     We accept and agree to the terms and conditions set forth in this agreement and acknowledge receipt of the prospectuses enclosed herewith.


                              Firm:    _______________________________________

Date: __________________      By:      _______________________________________

                              Address: _______________________________________

                                       _______________________________________

                                                                       EXHIBIT A

                     INTERNATIONAL  INVESTORS INCORPORATED

                                                                            Discount to
                                       Sales Charge as a                   Broker-Dealers
                                         Percentage of                    as a Percentage
                                       ----------------
                                       Offering         Net Amount         of the Public
                                        Price            Invested          Offering Price
                                      ---------         ----------        ---------------
Dollar Amount of Purchase
-------------------------

Less than $10,000                          8.5%              9.3%                7.0%
$10,000 to less than $25,000               7.5%              8.1%                6.25%
$25,000 to less than $50,000               6.25%             6.7%                5.0%
$50,000 to less than $100,000              5.0%              5.3%                4.0%
$100,000 to less than $250,000             3.5%              3.6%                2.8%
$250,000 to less than $500,000             2.5%              2.6%                2.0%
$500,000 to less than $1,000,000           2.0%              2.0%                1.6%
$1,000,000 to less than $3,000,000         1.0%              1.0%                0.8%
$3,000,000 and over                        0.5%              0.5%                0.4%

                                 VAN ECK FUNDS
            WORLD TRENDS FUND, GOLD/RESOURCES AND WORLD INCOME FUND

                                                                            Discount to
                                       Sales Charge as a                   Broker-Dealers
                                         Percentage of                    as a Percentage
                                       ----------------
                                       Offering         Net Amount         of the Public
                                        Price            Invested          Offering Price
                                      ---------         ----------        ---------------
Dollar Amount of Purchase
-------------------------
Less than $10,000                          7.5%             8.1%               6.0%
$10,000 to less than $25,000               6.25%            6.7%               5.0%
$25,000 to less than $50,000               5.0%             5.3%               4.0%
$50,000 to less than $100,000              4.0%             4.2%               3.2%
$100,000 to less than $250,000             3.0%             3.1%               2.4%
$250,000 to less than $500,000             2.5%             2.6%               2.0%
$500,000 to less than $1,000,000           2.0%             2.0%               1.6%
$1,000,000 to less than $3,000,000         1.0%             1.0%               0.8%
$3,000,000 to less than $4,000,000         0.5%             0.5%               0.4%
$4,000,000 and over                        -0-              -0-                -0-

U.S. GOVERNMENT MONEY FUND

No Sales Charge

12/15/88